UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 1, 2017

Date of Report (Date of earliest event reported)

Stealth Air Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-55794	81-1378730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

222 Grand Ave. Brookhaven Airport, Shirley, NY	11967
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 619-924-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, Chris Sarisky resigned from the board of directors of Stealth Air Corp. (the Company”). Mr. Sarisky’s resignation was not a product of a known disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather due to the Company’s lack of errors and omissions insurance for its officers and directors.

On June 1, 2017, Gel Stevensen resigned from the Company’s board of directors. Mr. Stevensen’s resignation was not a product of a known disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather due to the Company’s lack of errors and omissions insurance for its officers and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stealth Air Corp.

Date: June 6, 2017	By:	/s/ Ezra Green
Ezra Green
CEO

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